Exhibit 10.1

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of January, 2007 by and between HARDY CREDIT CO., a Pennsylvania limited partnership (the “Company”), and 84 LUMBER COMPANY, a Pennsylvania limited partnership (“Manager”).

Recitals:

A.         The Company was formed for the purpose of making construction loans (the “Loans”) to small to medium sized builders (the “Loan Program”), acquiring land and funding the costs of developing building lots for resale (the “Projects”).

B.          84 LADC LLC, a Pennsylvania limited liability company, is the general partner (the “General Partner”) in the Company.

C.          Manager is a privately-held supplier of building materials and has builders/developers as customers, some of which are small to medium sized.  Manager and the General Partner expect that a number of such small to medium sized builders/developers will participate in the Loan Program and Projects.

D.          The Company is a subsidiary of Manager.

E.          Manager has certain rights with respect to various trademarks, trade names, logos and other intellectual property which would be useful in the operation of the Company, the Loan Program and the Projects.

F.          The Company desires to engage Manager to provide certain services for the Company, and Manager desires to accept such engagement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises hereinafter set forth, the Company and Manager, intending to be legally bound, hereby agree as follows:

1.           License.

(a)           Manager has certain rights with respect to the trademarks, trade names, logos and other intellectual property identified on Exhibit A hereto (collectively, the “Intellectual Property”).  Subject to the terms and conditions hereinafter provided, Manager hereby grants to the Company, and the Company hereby accepts, a non-exclusive license (the “License”) to use the Intellectual Property only in connection with the operation of the Company, and for no other purpose.  The License shall not be transferable without the prior written consent of Manager, in Manager’s sole and absolute discretion.

(b)           The Company shall maintain quality standards for the products/services on which it uses any of the Intellectual Property consistent with the standards set by Manager from time to time.

(c)           The Company acknowledges that the Company has no title to or ownership of the Intellectual Property.  Manager does not grant to the Company any right, title or interest in or to the Intellectual Property, other than the rights granted hereby, or any right to engage in an activity, which, absent a license, would constitute, induce or contribute to infringement of the right, title or interest of Manager in or to the Intellectual Property.  The Company shall not challenge anywhere in the United States the validity or enforceability of the Intellectual Property.  The Company shall immediately notify Manager in writing if it obtains knowledge of any use or intended use by any third party of any name, mark, logo or design identical to or confusingly similar to any of the Intellectual Property.  The Company shall not, at any time during or after the term of this Agreement, claim any right, title or interest in or to the Intellectual Property except such rights as are provided herein.

(d)           The License shall become effective as of the date hereof, and shall continue until this Agreement terminates pursuant to Section 3.

(e)           The Company hereby acknowledges receipt of the necessary artwork and the specimens of the trademarks and trade name included in the Intellectual Property (collectively, the “Marks”) required by the Company for use of the Marks under this Agreement.  The Company shall use commercially reasonable efforts to accompany each usage of the Marks in any tangible medium by the words “Trademark” or “Service Mark” or the designations ®, ™, or SM, as appropriate, in each case situated so as to make clear to the public that the Marks are being used as trademarks/service marks.  The Company shall affix on promotional materials, where practical, a suitable legend identifying that the Company’s use of the Marks has been licensed by Manager.

(f)           The Company agrees that it would be impossible or inadequate to measure and calculate Manager’s damages from the breach by the Company of any of the provisions of this Section 1 and that no adequate remedy at law exists to protect Manager in the event of such breach.  Accordingly, the Company agrees that, in the event of such breach, Manager will have available, in addition to any other rights or remedies available at law or in equity, the right to obtain an injunction or specific performance with regard to such breach.  In connection with the foregoing, the Company hereby waives and agrees not to assert in any such action or proceeding the claim or defense that Manager has an adequate remedy at law.

2.           Engagement of Manager.  The Company hereby engages Manager, and grants to Manager the sole and exclusive right, to provide the Services for the Company, and Manager hereby accepts such engagement, all on the terms and conditions hereinafter provided.

3.           Term and Termination.

(a)           The initial term of this Agreement and the undertakings of the parties hereunder shall commence on the date of this Agreement and shall expire on the fifth (5th) anniversary of the date of this Agreement (the “Initial Term”), and shall be automatically renewed for successive three-year periods (each a “Renewal Term”) unless, not later than 90 days prior to the expiration of the Initial Term or the applicable Renewal Term, as the case may be, the Company or Manager gives written notice to the other of its intent to terminate this Agreement, effective upon the expiration of the Initial Term or the applicable Renewal Term, as the case may be; provided, however, that upon the occurrence of any one or more of the following events (a “Termination Event”), this Agreement may be terminated in the manner hereinafter set forth:

(i)           the institution of a proceeding against a party in a court having jurisdiction seeking a decree or order for relief in an involuntary case under the bankruptcy laws, or any other similar applicable law, now or hereafter in effect, or for the appointment of a receiver, liquidator, trustee, sequestrator or similar official for such party or for a substantial part of its property, or for the winding up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of 60 days or more;

(ii)          the institution of a proceeding by such a party to be adjudicated a bankrupt, or the consent by such party to the institution of a bankruptcy proceeding against it, or the filing by such party of a petition, answer or consent seeking reorganization under the bankruptcy laws, or any other similar law, now or hereafter in effect, or the consent by such party to the filing of any such petition or to the appointment of a receiver, liquidator, trustee, sequestrator or similar official for such party or for a substantial part of its property, or assignment by such party for the benefit of its creditors, or the admission in writing by such party of its inability to pay its debts generally as they become due, or the taking by such party of any action in furtherance of the foregoing;

(iii)         the sale by the Company of all or substantially all of its property and the Company’s dissolution and commencement of winding up and liquidation; or

(iv)         a material breach by a party of any of its agreements or undertakings hereunder and the failure to cure the same to the reasonable satisfaction of the other party within 30 days after written notice thereof from such other party.

(b)           Upon the occurrence of a Termination Event, the party that is not the subject of said Termination Event may elect to terminate this Agreement and its undertakings hereunder by giving at least 10 days’ prior written notice of such election.  Upon termination of this Agreement in accordance with Section 3(a), the terminating party shall have all rights and remedies available to it under applicable law.

(c)           Upon the termination of this Agreement, whether by the expiration of the Initial Term or any Renewal Term without renewal in accordance with Section 3(a) or the occurrence of a Termination Event, (i) Manager shall deliver to the Company all records, accounts, documents and files and agreements relating to the Company, the Loans and the Projects; (ii) the Company shall accept delivery of the same and pay to Manager all compensation and reimbursements due to Manager hereunder; and (iii) those rights to use the Intellectual Property vested in the Company hereunder shall immediately cease, and the Company shall immediately (x) refrain from any further use of the Intellectual Property for any purposes, (y) discontinue all advertising and promotions using the Marks and remove from all written materials relating to the Company and the Projects all reference to the Marks and (z) return all original artwork depicting the Marks in the possession of the Company at the time of termination to Manager and destroy all other artwork, brochures and other written materials which depict the Marks.

4.           Responsibilities of Manager.  Subject to the authority, direction and guidelines of the General Partner, Manager shall provide the following services for the Company:

(a)           The accounting and finance functions including but not limited to accounts payable, general ledger processing, financial statement preparation, audit and assistance in acquiring financing;

(b)           MIS, phone and internet network support;

(c)           payroll services (including serving as common pay master);

(d)           human resources and benefits; and

(e)           marketing.

5.           Compensation and Reimbursement to Manager.  As compensation and reimbursement for the License and Services provided by Manager under this Agreement, Manager shall receive the following:

(a)           The Company shall pay to Manager a fee (the “Base Management Fee”) in an amount equal to $500 per month.  The Base Management Fee earned shall be payable as soon as practicable after the end of the month.

(b)           In addition to the Base Management Fee to be paid to Manager pursuant to Section 5(a), Manager shall receive reimbursement (the “Additional Management Fee”) from the Company for all salary and benefit costs for all full-time employees of the Company.  Reimbursement will be equal to 100% of salary and bonuses plus 25% for benefits.  The Additional Management Fee earned shall be payable as soon as practicable after the end of the month and be accompanied by a detailed calculation

(c)           Manager shall be responsible for and pay all its reasonable, ordinary and necessary business expenses, including out-of-pocket expenses, incurred by it or its employees and agents in the course of performing the Services hereunder.

6.           Professional Expenses.  Except as otherwise provided herein and except as Manager, in its sole discretion, shall determine, the expenses, costs, fees, compensation and other remuneration of any person other than Manager engaged to perform duties of a specialized nature for the Company and each Loan, such as subcontractors and independent attorneys, accountants, auditors and consultants, shall be an expense of the Company, and not of Manager.

7.           Insurance.  The Company will be covered under the general liability umbrella policy of Manager, the costs of which shall be paid by Manager.

8.           Books and Records.  Manager shall maintain at its principal office true and complete books and records relating to the Loans and the Services provided hereunder.  The Company, at its own expense, shall have the right and privilege of examining and copying such books and records at reasonable times and upon reasonable notice.

9.           Compliance with Legal Requirements.  The Company and Manager shall take such action as may be necessary to comply with all laws applicable to the subject matter of this Agreement, and all rules, regulations and orders imposed by any governmental authority having jurisdiction over the matters contemplated by this Agreement.

10.         Representations and Warranties of the Company.  The Company hereby represents and warrants to Manager as follows:

(a)           Organization.  The Company is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with full power to conduct its business in the manner and in the places where such business is conducted by it.

(b)           Authority.  The Company has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement, and to carry out the transactions contemplated hereby.

11.         Representations and Warranties of Manager.  Manager hereby represents and warrants to the Company as follows:

(a)           Organization.  Manager is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with full power to conduct its business in the manner and in the places where such business is conducted by it.

(b)           Authority.  Manager has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Manager pursuant to this Agreement, and to carry out the transactions contemplated hereby.

(c)           Performance.  Manager has the requisite skill and experience to perform the Services hereunder, and shall use its best efforts to fulfill its obligations under this Agreement.

(d)           Intellectual Property.  Manager has certain rights with respect to the Intellectual Property and has the right to license the Intellectual Property to the Company in accordance with the terms of this Agreement, free of all liens, claims, encumbrances and other restrictions.  The Company shall quietly and peacefully possess the Intellectual Property in accordance with the terms of this Agreement.  The Company’s permitted use and possession of the Intellectual Property in accordance with the terms of this Agreement will not be interrupted or otherwise disturbed by any third party asserting a claim under or through Manager.  To Manager’s knowledge, the Intellectual Property does not infringe, misappropriate or otherwise violate the rights of any third party.  There is no pending litigation, arbitration or other similar proceeding before any tribunal involving a claim of infringement or violation of any third party’s rights relating to the Intellectual Property, and Manager is not aware of and has received no notice of any claim of such infringement.

12.         Indemnification.

(a)           The Company agrees to indemnify and hold harmless Manager from and against any and all claims, charges, suits, proceedings, costs (including reasonable attorneys’ fees) and expenses suffered or incurred as a result of Manager’s acting within the scope of this Agreement.  Manager shall not be liable to the Company for any matter arising out of or in the course of Manager’s exercise of its best efforts to carry out its duties in accordance with the terms of this Agreement.  Notwithstanding the foregoing, the provisions of this Section 12(a) shall not apply in the event of the gross negligence or willful misconduct on the part of Manager or its employees.

(b)           Manager agrees to indemnify and hold harmless the Company from and against any and all claims, charges, suits, proceedings, costs (including reasonable attorneys’ fees) and expenses suffered or incurred as a result of Manager’s acting outside the scope of this Agreement or in the event of the gross negligence or willful misconduct on the part of Manager or its employees.

13.         Other Activities of Manager.  Manager shall only be required to devote such time as is reasonably necessary for it to carry out its duties under this Agreement, and nothing herein shall be construed as prohibiting or otherwise affecting the right of Manager to own, invest in, manage or operate other businesses or properties, whether or not of the kind and nature of the Projects, so long as such other activities do not interfere with the performance by Manager of its duties under this Agreement.

14.         Notices.  All notices required or permitted to be given under this Agreement shall be considered to be sufficiently given if in writing and either hand delivered, delivered by overnight courier, sent by facsimile transmission, or mailed by registered or certified mail, postage prepaid, at the address appearing below, or at such other address as the party entitled to such notice shall give to the other in the manner specified in this Section 14.

If to the Company:

Hardy Credit Co.
c/o Hardy Credit
1019 Route 519
Eighty Four, Pennsylvania 15330-2813
Attn:      Margaret H. Magerko, President
Fax:         (724) 229-5691

If to Manager:

84 Lumber Company
1019 Route 519
Eighty Four, Pennsylvania 15330-2813
Attn:       Daniel M. Wallach, Chief Financial Officer
Fax:          (724) 229-5691

15.         Assignment.  This Agreement shall not be assignable by either party without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

16.         Entire Agreement; Amendments.  This Agreement constitutes the entire Agreement and understanding between the Company and Manager with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral.  Any amendment, modification or alteration to this Agreement, or waiver of any provision hereof, must be in writing, signed by the party to be bound thereby.

17.         Severability.  If any provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be ineffective to the extent of such illegality, invalidity or unenforceability, but the remaining provisions hereof shall not be affected thereby.

18.         Governing Law.  This Agreement shall, in all respects, be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

19.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed a duplicate original, binding on the parties hereto notwithstanding that each party is not a signatory to the original or the same counterpart.  Signatures on this Agreement transmitted by facsimile shall be deemed original signatures for all purposes of this Agreement.

20.         Headings.  All headings contained in this Agreement are intended for convenience or reference only, and shall not be used to interpret any of the terms and provisions of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

THE COMPANY:

HARDY CREDIT CO.

By:	84 LADC, LLC, Its General Partner

By:	/s/ Margaret H. Magerko
Name:	Margaret H. Magerko
Title:	President

MANAGER:

84 LUMBER COMPANY

By:	/s/ Daniel M. Wallach
Name:	Daniel M. Wallach
Title:	Chief Financial Officer

Exhibit A

Intellectual Property

84 Lumber